As filed with the Securities and Exchange Commission on June 28, 1996
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                C. R. BARD, INC.
             (Exact name of registrant as specified in its charter)

               New Jersey                              22-1454160
     (State or other jurisdiction         (I.R.S. employer identification no.)
   of incorporation or organization)

                               730 Central Avenue
                          Murray Hill, New Jersey 07974
                          (Address, including zip code,
                  of registrant's principal executive offices)

                        1993 Long Term Incentive Plan of
                   C. R. Bard, Inc. (as Amended and Restated)
                            (Full title of the plan)
                             Richard A. Flink, Esq.
                                C. R. Bard, Inc.
                               730 Central Avenue
                         Murray Hill, New Jersey  07974
                     (Name and address of agent for service)
                                 (908) 277-8000
          (Telephone number, including area code, of agent for service)

               Copies of all notices, orders and communication to:

                           Philip T. Ruegger III, Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed            Proposed               Amount
                                      Amount              maximum             maximum                 of
                                      to be            offering price        aggregate             registration
                                    registered          per unit<F1>       offering price<F1>         fee<F1>
Title of securites
   to be registered

 Common Stock, par value $.25 per
     share . . . . . . . . . . .     1,550,000            $33.00             $51,150,000          $17,638
 Common Stock Purchase Rights  .     1,550,000             <F2>                  <F2>               <F2>

 [FN]
 <F1>   Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales price of the Registrant's Common Stock on the New York Stock Exchange - Composite Tape on June 26, 1996.

 <F2>   Common Stock Purchase Rights currently are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock, and such Rights would be issued for no additional consideration. Accordingly, there is no offering price for the Rights and no registration fee is required.

                 Pursuant to General Instruction E for registration statements on Form S-8, the contents of the Registration Statement on Form S-8 of C. R. Bard, Inc., a New Jersey corporation, relating to the 1993 Long Term Incentive Plan of C. R. Bard, Inc. (the "Plan"), file number 33-64874, filed with the Securities and Exchange Commission on June 23, 1993, are incorporated herein by reference.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

                 Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

                 Not required to be filed with this Registration Statement.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                 Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 4.  Description of Securities.

                 Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5.  Interests of Named Experts and Counsel.

                 Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6.  Indemnification of Directors and Officers.

                 Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7.  Exemption from Registration Claimed.

                 Not Applicable.


Item 8.  List of Exhibits.

         3.1              Restated Certificate of Incorporation of C. R.
                          Bard, Inc. (incorporated by reference to Exhibit
                          3.1 to the Company's Registration Statement on Form S-3 dated June 14, 1996, file number 333-05997)

         4.1 1993 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) (incorporated by reference to Appendix B to the Company's Proxy Statement dated March 8, 1996)

         5.1 Opinion of Richard A. Flink, Esq., regarding legality of securities being registered*

         23.1             Consent of Arthur Andersen LLP*

         23.2             Consent of Richard A. Flink, Esq. (included in
                          Exhibit 5.1)

         24.1             Powers of Attorney*
________________________

*        Filed herewith

Item 9.  Undertakings.

                 Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of New Providence at Murray Hill, State of New Jersey, on June 28, 1996.

                                C. R. BARD, INC.


                     By:     /s/ William H. Longfield
                             _________________________________________
                             Name:   William H. Longfield
                             Title:  Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 28, 1996 by or on behalf of the following persons in the capacities indicated.


                Signature                                   Title

        /s/ William H. Longfield            Chairman and Chief Executive
_____________________________________       Officer and Director (Principal
          William H. Longfield              Executive Officer)

                    *                       Executive Vice President and Chief
_____________________________________       Financial Officer and Director
             William C. Bopp                (Principal Financial Officer)

                    *                       Vice President and Controller
_____________________________________       (Principal Accounting Officer)
            Charles P. Grom

                    *                       President and Chief Operating
_____________________________________       Officer and Director
            Benson F. Smith

                    *                       Director
_____________________________________
          Joseph F. Abely, Jr.

                    *                       Director
_____________________________________
         William T. Butler, M.D.

                    *                       Director
_____________________________________
          Raymond B. Carey, Jr.

                    *                       Director
_____________________________________
          Daniel A. Cronin, Jr.

                    *                       Director
_____________________________________
            T. Kevin Dunnigan

                    *                       Director
_____________________________________
          Regina E. Herzlinger

                    *                       Director
_____________________________________
            Robert P. Luciano

                    *                       Director
_____________________________________
           Robert H. McCaffrey


     *By:  /s/ William H. Longfield
         _____________________________
          William H. Longfield
          Attorney-In-Fact

                                  EXHIBIT INDEX

Exhibit No.          Description

3.1                  Restated Certificate of Incorporation of
                     C. R. Bard, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 dated June 14, 1996, file number 333-05997)

4.1                  1993 Long Term Incentive Plan of C. R. Bard,
                     Inc. (as Amended and Restated) (incorporated by reference to Appendix B to the Company's
                     Proxy Statement dated March 8, 1996)

5.1 Opinion of Richard A. Flink, Esq., regarding legality of securities being registered*

23.1                 Consent of Arthur Andersen LLP*

23.2                 Consent of Richard A. Flink, Esq. (included in
                     Exhibit 5.1)

24.1                 Powers of Attorney*


________________________
*        Filed herewith